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                                                                     Exhibit 4.2

                            LIMELIGHT NETWORKS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  JULY 12, 2006

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                                TABLE OF CONTENTS

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                                                                            PAGE
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
1. REGISTRATION RIGHTS...................................................     2
   1.1  Definitions......................................................     2
   1.2  Request for Registration.........................................     3
   1.3  Company Registration.............................................     5
   1.4  Form S-3 Registration............................................     5
   1.5  Obligations of the Company.......................................     6
   1.6  Information From Holders.........................................     9
   1.7  Expenses of Registration.........................................     9
   1.8  Underwriting Requirements........................................     9
   1.9  Delay of Registration............................................    10
   1.10 Indemnification..................................................    10
   1.11 Reports Under the Exchange Act...................................    12
   1.12 Assignment of Registration Rights................................    12
   1.13 Limitations on Subsequent Registration Rights....................    13
   1.14 Termination of Registration Rights...............................    13

2. COVENANTS OF THE COMPANY..............................................    13
   2.1  Delivery of Financial Statements.................................    13
   2.2  Inspection.......................................................    14
   2.3  Right of First Offer.............................................    14
   2.4  Company Operations...............................................    15
   2.5  Related Party Transactions.......................................    15
   2.6  Termination of Covenants.........................................    16

3. MISCELLANEOUS.........................................................    16
   3.1  Termination......................................................    16
   3.2  Entire Agreement.................................................    16
   3.3  Successors and Assigns...........................................    16
   3.4  Amendments and Waivers...........................................    17
   3.5  Notices..........................................................    17
   3.6  Severability.....................................................    17
   3.7  Governing Law....................................................    17
   3.8  Counterparts.....................................................    17
   3.9  Titles and Subtitles.............................................    17
   3.10 Aggregation of Stock.............................................    17
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                            LIMELIGHT NETWORKS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This Amended and Restated Investors' Rights Agreement (the "AGREEMENT") is made as of the 12th day of July, 2006, by and among Limelight Networks, Inc., a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Preferred Stock set forth on Exhibit A attached hereto (each a "SERIES A HOLDER" and collectively, the "SERIES A HOLDERS"), the holders of Series B Preferred Stock listed on Exhibit A attached hereto (each a "SERIES B HOLDER" and collectively the "SERIES B HOLDERS," and together with the Series A Holders, the "INVESTORS") and, for the purposes of Sections 2.3 and 3.4 only, the holders of the Company's Common Stock and/or warrants and options to purchase shares of the Company's Common Stock set forth in Exhibit B attached hereto (each a "MAJOR COMMON HOLDER" and collectively, the "MAJOR COMMON HOLDERS").

                                    RECITALS

     A. The Company and the Series A Holders have previously entered into a First Amended and Restated Investors Rights Agreement dated as of January 9, 2004 (the "PRIOR RIGHTS AGREEMENT"), pursuant to which the Company granted the Series A Holders certain rights.

     B. The Company and the Series B Holders are parties to the Series B Preferred Stock Purchase Agreement dated as of May 18, 2006 (the "SERIES B AGREEMENT"). In order to induce the Investors to purchase Series B Preferred Stock and invest funds in the Company pursuant to the Series B Agreement, the Company hereby agrees that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

     C. The Company and the Series A Holders each desire to amend and restate the Prior Rights Agreement to add the Series B Holders as parties to this Agreement and make certain other changes.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company, the Investors and the Major Common Holders agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto agree as follows:

                                    AGREEMENT

     A. AMENDMENTS OF PRIOR RIGHTS AGREEMENT; WAIVER OF PREEMPTIVE RIGHTS. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock, and upon closing of the transactions contemplated by the Series B Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Investors and the Major Common Holders hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Investors and the Major Common Holders with respect to registration rights of the Company's securities and certain other preemptive rights, as set forth

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herein. The Series A Holders, on their own behalf and on the behalf of the other
Series A Holders, hereby waive the preemptive rights, set forth in Section 2.16 of the Prior Rights Agreement, including any notice requirements, with respect to the issuance of Series B Preferred Stock.

1. REGISTRATION RIGHTS.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Affiliated Fund" means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

          (c) "Excluded Registration" means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered.

          (d) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company's subsequent public filings under the Exchange Act.

          (e) "Holder" means any Investor owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement.

          (f) "Major Investor" means any Investor that holds at least 500,000 shares of the Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like) and, with respect to Section 2.3 only, any Major Common Holder. A Major Investor includes (i) any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds, (ii) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Major Investor's "IMMEDIATE FAMILY MEMBER", which term shall include adoptive relationships), and (iii) a trust for the benefit of an individual Major Investor or such Major Investor's Immediate Family Member.

          (g) "Qualified IPO" means the first firm commitment underwritten public offering of Common Stock of the Company pursuant to an effective registration statement on form S-1 (or a successor form) filed pursuant to the Securities Act.


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          (h) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (i) "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Series A or Series B Preferred Stock held by the Holders and any assignee thereof in accordance with Section 1.12 of this Agreement, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.14 of this Agreement.

          (j) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (k) "Restated Certificate" means the Company's Amended and Restated Certificate of Incorporation, as may be amended from time to time

          (l) "SEC" means the Securities and Exchange Commission.

          (m) "Securities Act" means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

     1.2 Request for Registration.

          (a) If the Company shall receive at any time after the earlier of (i) April 24, 2013, or (ii) six months after the effective date of the Qualified IPO, a written request from the Holders of at least 25% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting


                                        3

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(unless otherwise mutually agreed by a majority in interest of the Initiating
Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

          (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the "BOARD OF DIRECTORS") it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in a Qualified IPO or an Excluded Registration).

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective, provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

               (ii) During the period starting with the date 90 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof, unless such offering is not the initial public offering of the Company's securities, in which case, ending on a date 90 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.


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     1.3  Company Registration.

          (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance for such requesting Holders, pursuant to this Section 1.3 if all such requesting Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000.

          (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

     1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 5% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, in the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4;


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

provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this
Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 90 days after the effective date of a registration statement subject to Section 1.3.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

     1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier. For purposes of this Agreement, the term "prospectus" shall be deemed to include a free writing prospectus where appropriate.

          (c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

          (e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or


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

to file a general consent to service of process in any such states or jurisdiction unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

          (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

          (h) Cause all such Registrable Securities registered pursuant to this
Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

          (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (j) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 1l(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

          (k) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          (l) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.


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

          (m) Take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 1.2 or 1.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (n) In connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

          (o) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a "WKSI") at the time any request for registration is submitted to the Company pursuant to Section 1.2, and request for registration requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an "automatic shelf registration statement") on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable
Securities which are requested to be registered. The Company shall use its commercially reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities held by any Holder not then able to sell the Registrable Securities pursuant to Rule 144(k) as promulgated by the SEC under the Securities Act. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI and the applicable Holders are not then able to sell the Registrable Securities pursuant to Rule 144(k) as promulgated by the SEC under the Securities Act, the Company shall use its commercially reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-l and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

          (p) If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.


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

     1.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

     1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be.

     1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 or Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, the selling stockholders maybe excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, members, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 500,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 500,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder,
(iii) that is an Affiliated Fund, (iv) who is a Holder's Immediate Family Member, or (v) that is a trust for the benefit of an individual Holder or such Holder's Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

     1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

     1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2. COVENANTS OF THE COMPANY.

     2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):

          (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (or such longer period of time as may be required by the Company's independent public accountants), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

          (c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

          (d) as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business plan for the next fiscal year, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company; and

          (e) with respect to the financial statements called for in subsections
(b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying on behalf of the Company that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors or a committee thereof determines that it is in the best interest of the Company to do so.

     2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

     2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its general partners, managing members or affiliates, including Affiliated Funds, Immediate Family Members or trusts, in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice (the "RFO NOTICE") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within 15 days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the sum of (A) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all then outstanding convertible or exercisable securities) and (B) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board of Directors (but not including shares accounted for in subsection
(A)). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "FULLY-EXERCISING INVESTOR") of any other Major Investor's failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

          (c) The Company may, during the 60-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

          (d) The right of first offer in this Section 2.3 shall not be applicable to issuances of securities of the Company that are not "Additional Stock" (as determined in accordance with the Restated Certificate).

     2.4 Company Operations. The Investors covenant that at all times prior to March 31, 2007, they shall act in good faith with respect to the management and operation of the Company and to allow the Company to be operated in such a manner that will not unreasonably impede the Company's ability to achieve its revenue and operating goals, including, specifically, the achievement of the Planned EBITDA target set forth in the Restated Certificate. By way of amplification and not limitation, the Investors agree that, prior to March 31, 2007, they shall not unreasonably and adversely interfere with decisions regarding the Company's employment and hiring of key employees and the Company's capital expenditures so long as such decisions are consistent with the Company's business plan, its past practices and commensurate with the growth of the Company.

     2.5 Related Party Transactions.

     After the closing of the transactions contemplated by the Series B Agreement, the Company shall use its reasonable best efforts to promptly terminate all contracts, agreements or transactions (each, a "Related Party Transaction") between (a) the Company or any of its subsidiaries and (b) any director or officer of the Company or any Affiliates or Associates (as defined below) thereof (each, a "Related Party"); provided that (i) agreements relating to the ownership of the Company's securities, (ii) agreements relating to the employment or consulting relationship of such officer or director with the Company, (iii) agreements executed in connection with the transactions contemplated by the Series B Agreement, (iv) agreements relating to the indemnification of its officers and directors, and (v) agreements involving the payment of fees to the Company pursuant to currently existing customer contracts are not required to be terminated hereunder and provided further that advancement of expenses in the ordinary course of business shall not be deemed a Related Party Transaction. In addition, the Company shall use its best efforts to document all oral agreements with any Related Party not required to be terminated hereunder and shall not enter into any new oral agreements with any Related Party without the express written consent of the Board of Directors. The terms "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     2.6 Termination of Covenants.

          (a) The covenants set forth in Sections 2.1 through Section 2.5 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

          (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.5(a) above.

3. MISCELLANEOUS.

     3.1 Termination. This Agreement shall terminate, and have no further force and effect, when (a) the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Restated Certificate, or (b) when the Company and Investors holding at least a majority of the Registrable Securities then outstanding agree in writing to terminate this Agreement.

     3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investors holding at least a majority of the Registrable Securities then outstanding; provided, however, that, (a) with respect to Section 2.3 only, if such amendment or waiver has the effect of materially adversely affecting the shares of Common Stock held by the Major Common Holders in a manner different than the securities held by the Investors, then such amendment or waiver shall require the consent of the holders of a majority of the outstanding shares of Common Stock held by the Major Common Holders and (b) any amendments to Section 2.4 shall require the approval of the Board of Directors, with the approval of a majority of the Common Directors, as such term is defined in the Restated Certificate. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

     3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or facsimile number as set forth on Exhibit A or Exhibit B hereto or as subsequently modified by written notice. A copy of any notice sent to any Series B Holder shall be sent to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attn: Mark L. Reinstra and to Goldman Sachs & Co., One New York Plaza, 30th Floor, NY, NY 10004, Attn: Ben Adler.

     3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     3.8 Counterparts. This Agreement may be executed in two or more counterparts, including facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.10 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                                       ***

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        COMPANY:

                                        LIMELIGHT NETWORKS, INC.


                                        By: /s/ William Rinehart
                                            ------------------------------------
                                            William Rinehart
                                            Chief Executive Officer

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        GS CAPITAL PARTNERS V FUND, L.P.

                                        BY: GSCP V Advisors, L.L.C.
                                            its General Partner


                                        BY: /s/ JOSEPH P. DISABATO
                                            ------------------------------------
                                        NAME: JOSEPH P. DISABATO
                                        TITLE: MANAGING DIRECTOR


                                        GS CAPITAL PARTNERS V OFFSHORE FUND,
                                        L.P.

                                        BY: GSCP V Offshore Advisors, L.L.C.
                                            its General Partner


                                        BY: /s/ JOSEPH P. DISABATO
                                            ------------------------------------
                                        NAME: JOSEPH P. DISABATO
                                        TITLE: MANAGING DIRECTOR


                                        GS CAPITAL PARTNERS V GmbH & CO. KG

                                        BY: GS Advisors V. L.L.C.
                                            its Managing Limited Partner


                                        BY: /s/ JOSEPH P. DISABATO
                                            ------------------------------------
                                        NAME: JOSEPH P. DISABATO
                                        TITLE: MANAGING DIRECTOR


                                        GS CAPITAL PARTNERS V INSTITUTIONAL,
                                        L.P.

                                        BY: GS Advisors V, L.L.C.
                                            its General Partner


                                        BY: /s/ JOSEPH P. DISABATO
                                            ------------------------------------
                                        NAME: JOSEPH P. DISABATO
                                        TITLE: MANAGING DIRECTOR

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTORS:

                                        FOR INDIVIDUAL:


                                        /s/ JON GAVENMAN
                                        ----------------------------------------
                                        Signature

                                        JON GAVENMAN
                                        Print Name

                                        Address: 288 N, AVALON DRIVE
                                                 LOS ALTOS, CA 94022


                                        FOR ENTITY:

                                        ----------------------------------------
                                        Printed Name of Entity


                                        By:
                                            ------------------------------------
                                            Signature

                                        ----------------------------------------
                                        Printed Name and Title

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTOR:

                                        THE SAN DOMENICO TRUST UDT DATED
                                        AUGUST 12, 1999


                                        By: /s/ Mark Reinstra
                                            ------------------------------------
                                        Name: Mark Reinstra
                                        Title: Trustee

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTORS:

                                        FOR INDIVIDUAL:


                                        /s/ Steven Tonsfeldt
                                        ----------------------------------------
                                        Signature

                                        Steven Tonsfeldt
                                        Print Name

                                        Address: 75 Holbrook lane
                                                 Atherton, CA 94027


                                        FOR ENTITY:
                                        By: Heller Ehrman LLP, Manager
                                        VLG Investments 2006 LLC
                                        Printed Name of Entity


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Signature

                                        Illegible, Fund Manager
                                        Printed Name and Title

                                        Address: 275 Middlefield Road
                                                 Menlo Park, CA 94025

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTORS:

                                        FOR INDIVIDUAL:


                                        /s/ Mark Windfeld-Hansen
                                        ----------------------------------------
                                        Signature

                                        Mark Windfeld-Hansen
                                        Print Name

                                        Address: 275 MIDDLEFIELD ROAD
                                                 MENLO PARK, CA 94025


                                        FOR ENTITY:

                                        ----------------------------------------
                                        Printed Name of Entity


                                        By:
                                            ------------------------------------
                                            Signature

                                        ----------------------------------------
                                        Printed Name and Title

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTORS:

                                        WS INVESTMENT COMPANY, LLC (2006A)


                                        By: /s/ Mario Rosati
                                            ------------------------------------
                                        Name: Mario Rosati
                                        Title: Member


                                        WS INVESTMENT COMPANY, LLC (2006C)


                                        By: /s/ Mario Rosati
                                            ------------------------------------
                                        Name: Mario Rosati
                                        Title: Member


                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTORS:

                                        FOR INDIVIDUAL:


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        FOR ENTITY:

                                        NORTHVIEW INVESTMENTS LLC
                                        Printed Name of Entity


                                        By: /s/ DAVID L. BRUNER, MANAGER
                                            ------------------------------------
                                            Signature

                                        DAVID L. BRUNER, MANAGER
                                        Printed Name and Title

                                        Address: 7600 E. DOUBLETREE #210
                                                 SCOTTSDALE AZ 85258

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        INVESTORS:

                                        FOR INDIVIDUAL:


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        FOR ENTITY:

                                        AMALIA LIMITED
                                        Printed Name of Entity


                                        By: /s/ MIAKUNAL S.A., Director
                                            ------------------------------------
                                            Signature

                                        represented by

                                        Pierre GRANDJEAN
                                        Marie-Helene Lanjard
                                        Printed Name and Title

                                        Address: 116 Main Street, Road Town,
                                                 Tortola, BUI

                                        mailing address Rue Jasques - Balmat
                                                        1-3, 1204 Geneva,
                                                        Switzerland

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        MAJOR COMMON HOLDERS:

                                        FOR INDIVIDUAL:


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        FOR ENTITY:

                                        Cocoon Capital, LLC
                                        Printed Name of Entity


                                        By: /s/ Allan Kaplan
                                            ------------------------------------
                                            Signature

                                        Allan Kaplan, Member
                                        Printed Name and Title

                                        Address: 14538 E Dale LN
                                                 Scottsdale, AZ 85262

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        MAJOR COMMON HOLDERS:

                                        FOR INDIVIDUAL:


                                        /s/ Michael Gordon
                                        ----------------------------------------
                                        Signature

                                        Michael Gordon
                                        Print Name


                                        /s/ Lauren Gordon
                                        ----------------------------------------
                                        Signature

                                        Lauren Gordon
                                        Print Name

                                        Address: 6500 E.Cactus Wren Rd.
                                                 Paradise Valley, AZ 85263


                                        FOR ENTITY:

                                        Thunder Road Capital, LLC
                                        Printed Name of Entity


                                        By: /s/ Michael Gordon
                                            ------------------------------------
                                            Signature

                                        Michael Gordon, Member, Mgr
                                        Printed Name and Title

                                        Address: P.O. Box 44702
                                                 Phoenix, AZ 85064

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        MAJOR COMMON HOLDERS:

                                        FOR INDIVIDUAL:


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        FOR ENTITY:

                                        Kaplan Group Investment LLC
                                        Printed Name of Entity


                                        By: /s/ Allan Kaplan
                                            ------------------------------------
                                            Signature

                                        Allan Kaplan, Member
                                        Printed Name and Title

                                        Address: 14538 E Dale LN
                                                 Scottsdale, AZ 85262

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        MAJOR COMMON HOLDERS:

                                        FOR INDIVIDUAL:


                                        /s/ Nathan Raciborski
                                        ----------------------------------------
                                        Signature

                                        Nathan Raciborski
                                        Print Name

                                        Address: 2643 E Spring Rd
                                                 Phoenix, AZ 85032


                                        FOR ENTITY:

                                        Raciborski Group Limited Partnership
                                        Printed Name of Entity


                                        By: /s/ Nathan Raciborski,
                                            ------------------------------------
                                            Signature

                                        Nathan Raciborski, Partner
                                        Printed Name and Title

                                        Address: 2643 Espring Rd
                                                 Phoenix, AZ 85032

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        MAJOR COMMON HOLDERS:

                                        FOR INDIVIDUAL:


                                        /s/ William H Rinehart
                                        ----------------------------------------
                                        Signature

                                        William H Rinehart
                                        Print Name

                                        Address: 2402 E. Esplanade Lane #504
                                                 Phoenix, AZ 85016


                                        FOR ENTITY:


                                        Rinehart Family Trust
                                        Printed Name of Entity


                                        By: /s/ William H. Rinehart
                                            ------------------------------------
                                            Signature

                                        William H. Rinehart, Trustee
                                        Printed Name and Title

                                        Address: 2402 E. Esplanade Lane #504
                                                 Phoenix, AZ 85016

                   SIGNATURE PAGE TO LIMELIGHT NETWORKS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                    INVESTORS

SERIES A HOLDERS

                                               NO. OF SHARES
NAME/ADDRESS                                   OF SERIES A *
------------                                   -------------
Amalia Limited                                    2,307,000
Rue Jacques Balmat 1-3
1204 Geneva
Switzerland

Northview Investments LLC                         2,307,000
7600 E. Doubletree #210
Scottsdale, AZ 85258
                                                  ---------
   TOTAL                                          4,614,000
                                                  =========

*    Prior to consummation of tender offer

SERIES B HOLDERS

                                               NO. OF SHARES
NAME/ADDRESS                                    OF SERIES B
------------                                   -------------
GS CAPITAL PARTNERS V FUND, L.P.                 13,966,505
c/o Goldman Sachs & Co.
One New York Plaza, 30th Floor
NY, NY 10004
Attn: Ben Adler

GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.         7,214,515
c/o Goldman Sachs & Co.
One New York Plaza, 30th Floor
NY, NY 10004;
Attn: Ben Adler

GS CAPITAL PARTNERS V GmbH & CO. KG                 553,716
c/o Goldman Sachs & Co.
One New York Plaza, 30th Floor
NY, NY 10004
Attn: Ben Adler

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.         4,789,316
c/o Goldman Sachs & Co.
One New York Plaza, 30th Floor
NY, NY 10004
Attn: Ben Adler

VLGI 2006                                            31,694
c/o Heller Ehrman LLP
275 Middlefield Road
Menlo Park, CA 94025

Steve Tonsfeldt                                       3,066
75 Holbrook Lane
Atherton, CA 94027

Jon Gavenman                                          3,066
288 N. Avalon Drive
Los Altos, CA 94022

Mark Windfeld-Hansen                                  3,066
918 Dunston Road
Redwood City, CA 94062

WS Investment Company, LLC (2006A)                    3,680
c/o Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: James Terranova

WS Investment Company, LLC (2006C)                    5,213
c/o Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: James Terranova

San Domenico Trust UDT dated August 12, 1999          6,133
c/o Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: Mark Reinstra
                                                 ----------
TOTAL                                            26,579,970
                                                 ==========

                                    EXHIBIT B

                              MAJOR COMMON HOLDERS

                                         NO. OF SHARES    OPTIONS TO PURCHASE   WARRANTS TO PURCHASE
NAME/ADDRESS                           OF COMMON STOCK*      COMMON STOCK*          COMMON STOCK*
------------                           ----------------   -------------------   --------------------
Cocoon Capital LLC                           407,632                   0                      0
14538 E. Dale Lane
Scottsdale, AZ 85262

Michael Gordon                                     0             250,000                      0
6500 E. Cactus Wren Road
Paradise Valley, AZ 85253

Michael and Lauren Gordon                  2,019,733                   0                      0
6500 E. Cactus Wren Road
Paradise Valley, AZ 85253

Kaplan Group Investments LLC               4,951,873                   0                      0
8936 North Capital
Phoenix, AZ 85020

Nathan Raciborski                                  0             500,000              1,455,791
2643 E. Spring Road
Phoenix, AZ 85032

Raciborski Group Limited Partnership       3,664,622                   0                      0
2643 E. Spring Road
Phoenix, AZ 85032

William H. Rinehart                                0             275,000                      0
2402 E. Esplanade Lane #504
Phoenix, AZ 85016

Rinehart Family Trust                      3,196,742                   0                      0
2402 E. Esplanade Lane #504
Phoenix, AZ 85016

Thunder Road Capital LLC                     100,000                   0                      0
P.O. Box 44702
Phoenix, AZ 85064-4702
                                          ----------           ---------              ---------
   Total                                  14,340,602           1,025,000              1,455,791
                                          ==========           =========              =========

*    Prior to consummation of tender offer